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                                                                                                                       EXHIBIT 4(vi)


                                                                                                                 UNITY BANCORP, INC.

                                                                                       ORDER FORM FOR UNITS, EACH UNIT CONSISTING OF
                                                                                        OF ONE SHARE OF COMMON STOCK AND ONE WARRANT
                                                                                               TO PURCHASE ONE SHARE OF COMMON STOCK

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Please read and complete this Order Form. Instructions are included on the reverse side of this form.
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DEADLINE FOR DELIVERY:  ______ p.m., Eastern Time, on __________________________, 1996

Please mail this Order Form in the enclosed envelope or hand-deliver to Unity Bancorp, Inc., c/o James Hyman, President, 64 Old
Highway 22, Clinton, New Jersey 08809. Unity Bancorp, Inc. is not required to accept copies this Order Form.

NUMBER OF UNITS
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
(1) No. of Units                    Price Per Unit                    Total Amount Due

________________          X         $____________           =         $___________________________________
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PAYMENT FOR UNITS
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(2)  [ ]  Enclosed is a check or money order payable to Unity Bancorp, Inc. for $____________________________________.

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REGISTRATION OF CERTIFICATES (Please Print Clearly)
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(3) _________________________________________________________________   |  (4) _____________________________________________________
    (First Name)             (M.I.)                   (Last Name)       |      Social Security #/Tax ID #
                                                                        |
    _________________________________________________________________   |  (5) _____________________________________________________
    (First Name)             (M.I.)                   (Last Name)       |      Social Security #/Tax ID #
                                                                        |
    _________________________________________________________________   |      _____________________________________________________
    (Street Address)                                                    |      (Daytime Phone)
                                                                        |
    _________________________________________________________________   |      _____________________________________________________
    (City)                   (State)                     (Zip)          |      (Evening Phone)
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ACKNOWLEDGEMENT AND SIGNATURE (VERY IMPORTANT)
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I(we) acknowledge receipt of the Prospectus dated _______________, 1996, and I(we) have read the terms and conditions described therein (including the section entitled "Special Considerations and Risk Factors"). I(we) understand that, after receipt by Unity
Bancorp, Inc., this order may not be modified or withdrawn without the consent of Unity Bancorp, Inc. I(we) acknowledge that the
Units being ordered are not a deposit or savings account, are not federally-insured, and are not guaranteed by the federal government. Under penalties of perjury, I(we) certify that (1) the Social Security #(s) or Tax ID #(s) given above is(are) correct;
and (2) I(we) am(are) not subject to backup withholding tax.

Please sign and date this form. Only one signature is required, unless authorizing a withdrawal from a First Community Bank deposit account requiring more than one signature to withdraw funds. If signing as a custodian, corporate officer, etc., please include your full title.


_________________________________________________________
Signature                                    Date

                                                                     QUESTIONS?  Please call James Hyman, President,
                                                                     Unity Bancorp, Inc., (908) 730-7630

_________________________________________________________
Additional Signature (if required)           Date


THIS ORDER NOT VALID UNLESS SIGNED
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                                 THE UNITS ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT
                        INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
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                               UNITY BANCORP, INC.

     ORDER FORM FOR UNITS, EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK
              AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

1. Fill in the number of Units you wish to purchase and the amount due. Unity Bancorp, Inc. reserves the right to accept or reject any order received, in whole or in part.

2. Check the appropriate box(es). Payment for Units may be made by check, bank draft or money order payable to Unity Bancorp, Inc. Funds received will be cashed immediately and deposited into a separate account established for the purposes of this Offering.

3. Please CLEARLY PRINT the name(s) and address in which you want the stock and warrant certificates registered and mailed. ONE STOCK CERTIFICATE AND ONE WARRANT CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF VARIOUS REGISTRATION AND AMOUNTS ARE DESIRED ON VARIOUS CERTIFICATES, A SEPARATE ORDER FORM MUST BE COMPLETED FOR EACH CERTIFICATE DESIRED.

4. Enter the Social Security Number or Tax ID Number of each of the registered owners of the Units.

5. Be sure to include at least one phone number, in the event you must be contacted regarding this Order Form.

6. Please check the one type of ownership applicable to your registration of the Units. An explanation of each follows:

       GUIDELINES FOR REGISTERING STOCK AND WARRANTS UNDERLYING THE UNITS

For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations which we will utilize in the issuance of your Unity Bancorp, Inc. Stock and Warrant Certificate(s). If you have any questions, please consult your legal advisor.

Stock and Warrant ownership must be registered in one of the following manners:

INDIVIDUAL:       Avoid the use of two initials. Include the first given name, middle initial and last name of the stockholder. Omit words of limitation that do not affect ownership rights such as "special account," "single man," "personal property," etc. If the stock and warrants are held individually upon the individual's death, the stock and warrants will be owned by the individual's estate and distributed as indicated by the individual's will or otherwise in accordance with law.

JOINT: Joint ownership of stock and warrants by two or more persons shall be inscribed on the certificate with one of the following types of joint ownership. Names should be joined by "and"; do not connect with "or." Omit titles such as "Mrs.," "Dr.", etc.

                  JOINT TENANTS -- Joint tenancy with Right of Survivorship and not as Tenants in Common may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s).

                  TENANTS IN COMMON -- Tenants in Common may be specified to identify two or more owners. When stock and warrants are held as tenancy in common, upon the death of one co-tenant, ownership of the stock and warrants will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares and warrants held in this form of ownership.

UNIFORM TRANSFER
TO MINORS:        Stock and warrants may be held in the name of a custodian for a minor under the Uniform Transfers to Minors laws of the individual states. There may be only one custodian and one minor designated on a stock and warrants certificate. The standard abbreviation of custodian is "CUST.", while the description "Uniform Transfers to Minors Act" is abbreviated
                  "UNIF TRAN MIN ACT." Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock and warrants held by John P. Jones under the Uniform Transfers to Minors Act will be abbreviated:

                        JOHN P. JONES CUST SUSAN A. JONES
                              UNIF TRAN MIN ACT NJ

FIDUCIARIES:      Stock held in a fiduciary capacity must contain the following:

                  1.   The name(s) of the fiduciary:

                       -- If an individual, list the first given name, middle
                          initial, and last name.
                       -- If a corporation, list the corporate title
                       -- If an individual and a corporation, list the
                          corporation's title before the individual.

                  2.   The fiduciary capacity:
                       -- Administrator
                       -- Conservator
                       -- Committee
                       -- Executive
                       -- Trustee
                       -- Personal Representative
                       -- Custodian

                  3. The type of document governing the fiduciary relationship. Generally, such relationships are either under a form of living trust agreement or pursuant to a court order. Without a document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

                  4. The date of the document governing the relationship. The date of the document need not be used in the description of a trust created by a will.

                  5.   Either of the following:

                          The name of the maker, donor or testator

                                     or

                          The name of the beneficiary
                          Example of Fiduciary Ownership:


                                         JOHN D. SMITH, TRUSTEE FOR TOM A. SMITH
                                         UNDER AGREEMENT DATED 6/9/74